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                                                                     Exhibit 4.4

                              DECLARATION OF TRUST
                                       OF
                               VNB CAPITAL TRUST I

     DECLARATION OF TRUST, dated as of October 4, 2001, between Valley National Bancorp, a New Jersey corporation, as "Sponsor" and The Bank of New York (Delaware), a Delaware banking corporation, as "Delaware Trustee" and Gerald H. Lipkin, an individual, Alan D. Eskow, an individual and Jack Blackin, an individual, and collectively as "Administrative Trustees" (the Delaware Trustee and the Administrative Trustees together, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as VNB Capital Trust I (the "Trust"), in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust contemplated hereby, make an execute contracts, and sue and be sued.

     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of ten dollars ($10). Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (SS)3801 et. seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

     3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and having substantially the terms described in the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper and as are necessary to effect the transactions contemplated herein.

     4. The Sponsor, as the sponsor of the Trust, is hereby authorized and appointed as the Trust's and the Administrative Trustees' true and lawful attorney-in-fact and agent (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as defined below) and any and all amendments thereto, including pre-effective and post-effective amendments, on behalf of the Trust, (a) a registration statement (the "1933 Act Registration Statement"), including pre-effective or post-effective amendments thereto, with all exhibits thereto, and any other documents that may be required in connection therewith, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Capital Securities of the Trust and certain other securities, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Capital Securities required to be filed pursuant to the 1933 Act, and (c) a registration statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, with all exhibits thereto, and with any other documents that may be required in connection therewith, relating to the registration of the Capital Securities of the Trust and certain other securities under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange, Inc. or other stock exchange or securities market, and

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execute and verify on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments, under seal or otherwise, as shall be necessary or desirable, and do or cause to be done all such acts and things in the name of and on behalf of the Trust to meet the requirements of any such stock exchange or securities market or to appear before the appropriate representatives of committees of any such stock exchange or securities market, in order to cause the Capital Securities to be listed on any such stock exchange or securities market; (iii) to file, execute and verify on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register or qualify the Capital Securities and certain other securities for offer and sale under the securities or "Blue Sky" laws of the various states and jurisdictions of the United States or under any foreign laws or regulations as the Sponsor, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the Capital Securities of the Trust and certain other securities. In the event that any filing referred to in clauses (i), (ii) or (iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or such other exchanges or securities markets or the securities or "Blue Sky" laws or foreign laws or regulations to be executed on behalf of the Trust by the Administrative Trustees, the Administrative Trustees, in their capacity as administrative trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Administrative Trustees, in their capacity as administrative trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or such other exchange or securities markets or the securities or "Blue Sky" laws or foreign laws or regulations.

     5.  This Declaration of Trust may be executed in one or more counterparts.

     6. The Trustees shall initially be the trustees of the Trust. Thereafter, the Sponsor may increase or decrease (but not below one) the number of trustees of the Trust by executing a written instrument fixing such number; provided, however, that so long as it is required by the Business Trust Act, one trustee of the Trust shall be either a natural person who is a resident of the State of Delaware or an entity other than a natural person that has its principal place of business in the State of Delaware and that, in either case, otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee at any time. The Trustees may resign upon thirty days' prior written notice to the Sponsor.

     7. Notwithstanding any other provision of this Declaration, the Delaware Trustee in its capacity as Delaware Trustee shall not be entitled to exercise any of the powers, nor shall the Delaware Trustee in its capacity as Delaware Trustee have any of the duties and responsibilities of the Sponsor or Administrative Trustee described in this Declaration. The Delaware Trustee in its capacity as Delaware Trustee shall be a trustee for the sole and limited purpose of fulfilling the requirements of (SS) 3807 of the Business Trust Act.

     8. The Sponsor agrees to indemnify the Delaware Trustee, to the extent permitted by law, for, and to hold it harmless against, any and all loss, damage, claim, liability or expense arising out of or in connection with this Declaration of Trust and the Trust created hereby, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith.

     9. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles that would call for the application of the substantive law of any jurisdiction other than the State of Delaware).

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     IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.

VALLEY NATIONAL BANCORP                    THE BANK OF NEW YORK (DELAWARE)
Sponsor                                    Not in its individual capacity
                                           but solely as Delaware Trustee

By: /s/ GERALD H. LIPKIN                   By: /s/ WILLIAM T. LEWIS
    --------------------------------           ---------------------------------
Name:  Gerald H. Lipkin                    Name:  William T. Lewis
Title: Chairman, President and             Title: Senior Vice President
       Chief Executive Officer

/s/ GERALD H. LIPKIN                       /s/ ALAN D. ESKOW
------------------------------------       -------------------------------------
Gerald H. Lipkin, Administrative Trustee   Alan D. Eskow, Administrative Trustee


/s/ JACK BLACKIN
------------------------------------
Jack Blackin, Administrative Trustee